EXHIBIT 1(a)
Trades on July 2, 2009
Table I – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
1. Title of Security (Instr. 3)	2. Transaction Date (Month/ Day/ Year)	2A. Deemed Execution Date, if any (Month/ Day/ Year)	3.Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6.Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7.Nature of Indirect Beneficial Ownership (Instr. 4)
			Code	V	Amount	(A) or (D)	Price
Common Stock	7/02/09		S		174	D	$6.5000	248,900	I	(1)
Common Stock	7/02/09		S		6,337	D	$6.4500	242,563	I	(1)

(1) Elliott Associates, L.P., through its subsidiary, Manchester Securities Corp., a New York corporation (“Manchester”), has an indirect pecuniary interest in the shares of common stock of BioDelivery Sciences International, Inc. (“BDSI”), owned by CDC IV, LLC (“CDC IV”). Manchester owns a majority of the equity interest of CDC IV (but not a controlling interest). On June 4, 2009, the manager of CDC IV delegated to Manchester all of the manager’s rights and authority with respect to the investment decisions relating to the equity securities of BDSI owned by CDC IV.

EXHIBIT 1(b)
Trades on July 6, 2009
Table I – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
1. Title of Security (Instr. 3)	2. Transaction Date (Month/ Day/ Year)	2A. Deemed Execution Date, if any (Month/ Day/ Year)	3.Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6.Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7.Nature of Indirect Beneficial Ownership (Instr. 4)
			Code	V	Amount	(A) or (D)	Price
Common Stock	07/06/09		S		20,000	D	$6.2500	222,563	I	(1)
Common Stock	07/06/09		S		50,000	D	$6.1500	172,563	I	(1)

(1) Elliott Associates, L.P., through its subsidiary, Manchester Securities Corp., a New York corporation (“Manchester”), has an indirect pecuniary interest in the shares of common stock of BioDelivery Sciences International, Inc. (“BDSI”), owned by CDC IV, LLC (“CDC IV”). Manchester owns a majority of the equity interest of CDC IV (but not a controlling interest). On June 4, 2009, the manager of CDC IV delegated to Manchester all of the manager’s rights and authority with respect to the investment decisions relating to the equity securities of BDSI owned by CDC IV.